UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020

IOTA COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27587	22-3586087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Hamilton Street, Suite 1010
Allentown, PA 18101
(Address of principal executive offices)

Registrant’s telephone number, including area code: (855) 743-6478

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As reported on a Current Report on Form 8-K filed by Iota Communications, Inc. (the “Company”) on March 6, 2020, on March 4, 2020, the Board of Directors of the Company, after discussion with management of the Company and the Company’s independent registered public accounting firm, Friedman LLP, concluded that the Company’s previously issued unaudited condensed consolidated interim financial statements as of and for the three and six months ended November 30, 2019, included in the Company’s Quarterly Report on Form 10-Q and Form 10-Q/A for such period (the “Previously Issued Financial Statements”) filed with the Securities and Exchange Commission (the “SEC”) on January 22, 2020, should be restated because of certain material errors in the financial statements (the “Restatement”) and should no longer be relied upon. Similarly, management concluded that its reports on the effectiveness of internal controls over financial reporting, earnings releases, and investor communications describing the financial statements for this period should no longer be relied upon.

The material errors identified in the Previously Issued Financial Statements primarily relate to the extinguishment of revenue-based note liabilities in connection with the Company’s Solutions Pool Program. The Company failed to disclose and properly record the extinguishment in the amount of $6.3 million, net of unamortized deferred financing costs, in exchange for future cash consideration of approximately $3.4 million and shares of its common stock valued at approximately $7.0 million as of the date of exchange for a loss on extinguishment and exchange of approximately $4.1 million.

In connection with the Restatement, management has identified additional errors in the Previously Issued Financial Statements. The Company is currently assessing these additional errors for materiality and required correction. Management has discussed these additional errors with the Board of Directors of the Company and Friedman LLP. The Company expects that it may continue to identify, assess for materiality, and correct additional errors in connection with the Restatement, some of which may be material and adverse. The Company also expects to make reclassifications to correct the presentation of certain items in the Previously Issued Financial Statements, as appropriate.

The Company will restate its previously issued unaudited condensed consolidated interim financial statements as of and for the three and six months ended November 30, 2019 through the filing of an amended Quarterly Report on Form 10-Q. This amended Form 10-Q/A2 is expected to be filed with the SEC no later than May 29, 2020. The Restatement does not impact the Company’s previously issued audited consolidated financial statements as of and for the year ended May 31, 2019 or any other prior period.

Caution Regarding Forward-Looking Statements

Certain statements included in this Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the effects of the Restatement and the expected timing for filing Company’s amended Quarterly Report on Form 10-Q including the Restatement. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements of the Company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates,” or “plans” to be uncertain and forward-looking. Factors that may cause actual results to differ materially from current expectations include, among other things, the review of the Company’s accounting, accounting policies, and internal control over financial reporting; the preparation and review of the Restatement; and the subsequent discovery of additional required adjustments to the Company’s Previously Issued Financial Statements. Additional factors include those listed under Part I, Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2019 and the Company’s other filings with the SEC. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOTA COMMUNICATIONS, INC.

Date: April 24, 2020	By:	/s/ Terrence DeFranco
	Name:	Terrence DeFranco
	Title:	Chief Executive Officer